UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2020

NOVELIS INC.

(Exact name of Registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization) 3560 Lenox Road, Suite 2000, Atlanta, GA (Address of principal executive offices)	001-32312 (Commission File No.)	98-0442987 (I.R.S. Employer Identification Number) 30326 (Zip Code)

(404) 760-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2020, Novelis Corporation (the “Issuer”), a wholly-owned subsidiary of Novelis Inc. (the “Company”), completed the issuance and sale of $1,600,000,000 aggregate principal amount of 4.750% Senior Notes due 2030 (the “Notes”). The Company received net proceeds, after deducting initial purchasers’ discounts and estimated offering expenses, of approximately $1,570,000,000. The net proceeds of the offering will be used to (i) refinance all of Novelis Corporation’s 6.25% Senior Notes due 2024 Notes, (ii) pay a portion of the consideration for the expected acquisition of Aleris Corporation, a Delaware corporation (“Aleris”) pursuant to a merger agreement (the “Merger Agreement”) signed on July 26, 2018 by and among Novelis, Aleris, Novelis Acquisitions LLC, a Delaware limited liability company and an indirect subsidiary of Novelis and OCM Opportunities ALS Holdings, L.P., a Delaware limited partnership, solely as representative for the stockholders, the optionholders and the RSU holders of Aleris (the “Merger”) and pay fees and expenses incurred in connection therewith and (iii) use any remaining proceeds for general corporate purposes. The consummation of this offering is not contingent on completion of the Merger. If for any reason the Merger is not consummated, Novelis intends to use any remaining proceeds from this offering for general corporate purposes.

The Notes were issued pursuant to an indenture, dated as of January 16, 2020 (the “Indenture”), among the Issuer, the Company, as guarantor, the subsidiary guarantors named therein and Regions Bank, as trustee (the “Trustee”). The Indenture provides, among other things, that the Notes are the senior unsecured obligations of the Issuer and are guaranteed, jointly and severally, on a senior unsecured basis, by the Company and certain of its subsidiaries and certain of the Company’s other subsidiaries that become a borrower or guarantor under any credit facilities of the Company.

Pursuant to the Indenture, the Notes will mature on January 30, 2030, and will accrue interest at a rate of 4.750% per year. Interest on the Notes will be payable semi-annually in arrears on each January 30 and July 30, commencing on July 30, 2020.

The Issuer may redeem all or a portion of the Notes at any time prior to January 30, 2025 at a redemption price equal to 100% of the principal amount of the Notes, plus the applicable “make-whole” premium as provided in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after January 30, 2025, the Issuer may redeem all or a portion of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to but excluding, the date of redemption. In addition, at any time prior to January 30, 2023, the Company may also redeem up to 40% of the original aggregate principal amount of the Notes (including any additional Notes) with the proceeds of certain equity offerings, at a redemption price equal to 104.750% of the principal amount of the Notes, plus accrued and unpaid interest, if any to the redemption date. The Issuer may make such redemption so long as, immediately after the occurrence of any such redemption, at least 50% of the aggregate principal amount of the Notes (including any additional Notes) remains outstanding (unless all Notes are redeemed concurrently) and such redemption occurs within 90 days of the closing of the applicable equity offering.

In its sole discretion, if the Merger Agreement is terminated without the consummation of the Merger, the Issuer may also, on one or more occasions on or prior to the date that is 12 months from the issue date, redeem an aggregate principal amount of the Notes up to $400 million, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon a Change of Control Triggering Event (as defined in the Indenture), the Issuer must offer to purchase the Notes at 101% of the principal amount, plus accrued and unpaid interest to the purchase date, subject to certain exceptions including in the case where the Issuer (or any affiliate of the Issuer) has made an Alternate Offer (as defined in the Indenture), which cash price will be equal to or higher than such 101% of the principal amount. In addition, if the Company or its restricted subsidiaries engage in certain asset sales and do not invest such proceeds or permanently reduce certain debt, up to an amount equal to the Net Available Cash (as defined in the Indenture) from such asset sale, within a specified period of time, the Issuer will be required to use a portion of the proceeds of such asset sales to make an Asset Sale Offer (as defined in the Indenture) to all holders of the Notes, and if required or permitted by the terms of the any Indebtedness (as defined in the Indenture) that ranks pari passu in right of payment with the Notes, to the holders of such pari passu Indebtedness at a price of 100% of the principal amount of the Notes (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer.

The Indenture contains customary covenants that will limit the Company’s ability and the ability of certain of its subsidiaries (including the Issuer) to (1) incur additional debt and provide additional guarantees, (2) pay dividends beyond certain amounts and make other restricted payments, (3) create or permit certain liens, (4) make certain asset sales, (5) use the proceeds from the sales of assets and subsidiary stock, (6) create or permit restrictions on the ability of certain of the Company’s subsidiaries to pay dividends or make other distributions to the Company or the Issuer, as applicable, (7) engage in certain transactions with affiliates, (8) designate subsidiaries as unrestricted subsidiaries and (9) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of certain of the Company’s subsidiaries. During any future period in which either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. have assigned an investment grade credit rating to the Notes and no default or event of default under the Indenture has occurred and is continuing, most of the covenants will be suspended. The Indenture also contains customary events of default.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes were sold to qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S of the Securities Act.

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The Indenture and the form of Note are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On January 16, 2020, the Company issued a press release announcing the completion of the refinancing transaction. A copy of this release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of January 16, 2020, between the Issuer, the Company, the subsidiary guarantors named on the signature pages thereto and Regions Bank, as trustee.

4.2	Form of 4.750% Senior Note due 2030 (included in Exhibit 4.1).

99.1	Press release, dated January 16, 2020.

EXHIBIT INDEX

Exhibits.

4.1	Indenture, dated as of January 16, 2020, between the Issuer, the Company, the subsidiary guarantors named on the signature pages thereto and Regions Bank, as trustee.

4.2	Form of 4.750% Senior Note due 2030 (included in Exhibit 4.1).

99.1	Press release, dated January 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.

Date: January 16, 2020	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Senior Vice President, General Counsel, Compliance Officer, and Corporate Secretary